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                                                                   EX-99.(j)(A)

           Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust:
The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Corporate Bond Fund, Diversified Bond Fund, Government Securities Fund, High Income Fund, High Yield Bond Fund, Income Plus Fund, Inflation-Protected Bond Fund, Intermediate Government Income Fund, Short Duration Government Bond Fund, Short-Term Bond Fund, Short-Term High Yield Bond Fund, Stable Income Fund, Strategic Income Fund, Total Return Bond Fund, Ultra-Short Duration Bond Fund and Ultra Short-Term Income Fund, dated July 21, 2006, incorporated herein by reference, and for the WealthBuilder Conservative Allocation Portfolio, WealthBuilder Equity Portfolio, WealthBuilder Growth Allocation Portfolio, WealthBuilder Growth Balanced Portfolio, WealthBuilder Moderate Balanced Portfolio and WealthBuilder Tactical Equity Portfolio, dated July 21, 2006, incorporated herein by reference, a total of twenty-two funds of Wells Fargo Funds Trust, and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm" in the statements of additional information.

We also consent to the use of our report for the Managed Fixed Income Portfolio, Stable Income Portfolio, Total Return Bond Portfolio, and Inflation Protected Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 21, 2006, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 30, 2006